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                                                                     EXHIBIT 4.5


         NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

         No._____                                           WARRANT TO PURCHASE
         ISSUED:  __________                                   _______SHARES OF
         VOID AFTER TWO YEARS                                      COMMON STOCK


                         AFFINITY TECHNOLOGY GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that, for value received and subject to the terms and conditions hereof, Redmond Fund, Inc., a Nevada Corporation, or such person to whom this Warrant is transferred pursuant to Section 7 hereof (the "Holder"), is entitled to purchase up to __________ fully paid and nonassessable shares of the common stock, par value $.0001 per share (the "Warrant Stock"), of Affinity Technology Group, Inc., a Delaware corporation (the "Company"), at the price per share of _______ Dollars per share (the "Exercise Price") (such Exercise Price being subject to adjustment as provided herein).

         This Warrant is subject to the following additional terms and conditions:

         1.       METHOD OF EXERCISE

         This Warrant may be exercised at any time, not later than two years after the date of issuance hereunder (the "Exercise Period"), in whole or part by delivering to the Company: (i) the form of Election to Purchase attached hereto duly completed and executed by the Holder; (ii) this Warrant certificate; and (iii) a bank check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"). Alternatively, in lieu of (iii) above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by giving notice of a cashless election in which event the Company shall issue to holder a number of shares of Warrant Stock computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                          A

Where    X = The number of shares of Warrant Stock to be issued to the Holder.

         Y = The number of shares of Warrant Stock canceled under this Warrant (at the date of such calculation).

         A = The fair market value of one share of Common Stock (at the date of such calculation).

         B = The Exercise Price (as adjusted to the date of such calculation).


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         For purposes of this provision, the fair market value of the Company's
Common Stock shall be the closing price for the Common Stock of the Company on the business day immediately prior to the exercise of the Warrant.

         2.       DELIVERY OF STOCK CERTIFICATES

         Within ten days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company, at its expense, shall issue in the name of and deliver to the Holder: (i) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and payment and
(ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, not previously purchased by the Holder if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided, that if the date on which such surrender and payment is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

         3.       COVENANTS AS TO WARRANT STOCK

         The Company covenants and agrees that all the shares of Warrant Stock issued pursuant to the terms of this Warrant (the "Reserved Shares") will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of the Reserved Shares to provide for the exercise of this Warrant.

         4.       TERMINATION

         This Warrant shall be canceled and all rights granted hereunder shall terminate upon the earliest to occur of the following (the "Expiration Date"):
(i) two years from the date hereof, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the consummation of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) if, following such transaction, the holders of the Company's outstanding voting securities prior to the transaction cease to hold, directly or indirectly, securities representing a majority of the outstanding voting power of the surviving entity. Provided, however, that the Company shall have delivered to the Holder notice thirty business days before the Expiration Date (other than pursuant to clause (i) above) and that the Holder shall have the right immediately prior to Expiration Date to exercise this Warrant.

         5.       ADJUSTMENT TO EXERCISE PRICE

         In the event that the Company, after the date hereof: (i) pays a stock dividend with respect to its capital stock; (ii) subdivides its outstanding shares of capital stock; (iii) combines its outstanding shares of capital stock into a smaller number of shares of any class of capital stock or (iv) issues any shares of its capital stock in a reclassification of the capital stock, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation (any one of which action is herein referred to as an "Adjustment Event"), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such Adjustment Event by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Adjustment Event, and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately thereafter.


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         6.       FRACTIONAL SHARES

         No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise.

         7.       RESTRICTIONS ON TRANSFER

         Neither this Warrant nor the Warrant Stock may be transferred unless:
(i) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws;
(ii) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws or (iii) the Company otherwise satisfies itself that such transfer is exempt from registration.

         8.       LEGEND

         A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof or any certificate representing the Warrant Stock, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

         9.       HOLDER AS OWNER

         The Company may deem and treat the holder of record of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

         10.      NO SHAREHOLDER RIGHTS

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and, no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock until and to the extent that this Warrant shall be exercised.

         11.      CONSTRUCTION

         The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

         12.      EXCHANGE OF WARRANT

         This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

         13.      LOST WARRANT CERTIFICATE

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any


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claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

         14.      WAIVERS AND AMENDMENTS

         This Warrant, or any provision hereof, may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         15.      NOTICES

         All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (i) delivered in person; (ii) sent by first class registered or certified mail with postage prepaid; (iii) delivered by overnight receipted courier service; or (iv) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

         If to the Company:         AFFINITY TECHNOLOGY GROUP, INC.
                                    1201 Main Street, Suite 2080
                                    Columbia, South Carolina  29201
                                    Attention: Joseph Boyle, CEO, President

                                    with a copy to:

                                    ROBINSON, BRADSHAW & HINSON, P.A.
                                    101 North Tryon Street
                                    Suite 1900
                                    Charlotte, North Carolina 28246
                                    Attention: David Dabbs

         If to Holder:              REDMOND FUND, INC.
                                    16541 Suite 123 C
                                    Redmond, Washington  98052-4482
                                    Attention: Riley D. Evans, CEO

                                    with a copy to:

                                    FOSTER, PEPPER & SHEFELMAN
                                    1111 Third Avenue, Suite 3400
                                    Seattle, Washington  98101
                                    Attention: Robert Diercks

         16.      REGISTRATION RIGHTS

         The Holder shall have such registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants as are granted in that certain Common Stock Purchase Agreement between the Holder and the Company and dated as of this date.

         17.      INVESTMENT INTENT

         By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment, for the Holder's own account and not with a view to, or for sale in connection with, any distribution thereof.


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         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                  AFFINITY TECHNOLOGY GROUP, INC.



                                  -------------------------------
                                  President


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                              ELECTION TO PURCHASE


To:
   ---------------------------

         The undersigned hereby irrevocably elects to purchase _________ shares of common stock issuable upon the exercise of the within Warrants, and requests that certificates for such shares shall be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares which may be purchased pursuant to the within Warrants, that new Warrants evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of the common stock are acquired for investment, for the undersigned's own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

         _____  (a) Payment enclosed in the amount of $______________; or

         _____  (b) Cashless exercise is requested in accordance with
                    Paragraph 1 formula.

         Dated: ______________, 200__.

         Name of holder of Warrants:
                                    -------------------------------------
                                                (please print)

                           Address:
                                    -------------------------------------
                                    -------------------------------------
                                    -------------------------------------


                           Signature:
                                     ------------------------------------


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